AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 20th day of March, 2008, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Transfer Agent Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series, the PIA BBB Bond Fund Managed Account Completion Shares Fund, the PIA MBS Bond Fund Managed Account Completion Shares Fund,  the PIA Short-Term Securities Fund and the PIA Moderate Duration Bond Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the fees of the Transfer Agent Agreement; and

WHEREAS, Section 12 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit K is hereby superseded and replaced with Exhibit K attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit K to the
Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series	Date Added
PIA BBB Bond Fund Managed Account Completion Shares	10/27/2004
PIA MBS Bond Fund Managed Account Completion Shares	02/28/2006
PIA Short-Term Securities Fund	10/27/2004
PIA Moderate Duration Bond Fund	10/27/2004

PIA Funds TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE– April 1, 2008 through March 31, 2009
Annual Service Charges to the Fund*
• Base Fee Per Cusip                                       $[___]/year
• NSCC Level 3 Accounts                              $[___]/open account
• No-Load Fund Accounts                            $[___]/open account
• Load Fund Accounts                                   $[___]/open account
• Daily Accrual Fund Accounts                    $[___]/open account
• Closed Accounts                                          $[___]/closed account
Activity Charges
• Manual Shareholder Transaction               $[___]/transaction
• Omnibus Account Transaction                  $[___]/transaction
• Correspondence                                            $[___]/item
• Telephone Calls                                             $[___]/minute
• Voice Response Calls                                   $[___]/call
• Qualified Plan Accounts                              $[___]/account (Cap at $[___]/SSN)
Implementation Charges
• First Cusip                                                      $[___]/fund group setup, first Cusip
• Subsequent Cusips                                       $[___]/each additional Cusip
Plus Out-Of-Pocket Expenses– Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.
Additional Services– Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting
Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule above.
PACIFIC INCOME ADVISERS, INC.

By:   /s/ Thad M. Brown

Printed Name:  Thad M. Brown
Title:    CCO                                                                                                                                                  Date:    3/20/2008